Exhibit 99.1

Tenet Reports Second Quarter 2021 Results;
Raises 2021 Financial Guidance
•Net income from continuing operations available to common shareholders in Q2’21 of $120 million versus net income from continuing operations of $88 million in Q2’20

•Consolidated Adjusted EBITDA in Q2’21 of $834 million ($810 million excluding $24 million of COVID stimulus grant income) versus $732 million in Q2’20 ($209 million excluding $523 million of grant income)

•Diluted earnings per share from continuing operations available to common shareholders in Q2’21 of $1.11 compared to $0.83 in Q2’20; Adjusted diluted earnings per share from continuing operations of $1.59 in Q2’21 compared to $1.26 in Q2’20

•Same-hospital adjusted admissions increased 23.9% versus Q2’20; same-hospital net patient service revenue per adjusted admission up 7.4%

•Same-facility system-wide ambulatory surgical cases up 68.2% versus Q2’20

•Q2’21 achievements included:
◦Signed definitive agreement to sell certain Miami-area facilities for ~$1.1 billion
◦Refinanced ~$1.4 billion of 5.125% secured notes due 2025 with new 4.25% secured notes due 2029 lowering future annual cash interest payments by ~$13 million
◦Completed previously announced divestiture of urgent care platform for $80 million

•FY 2021 Outlook again increased in light of continued growth and operational improvements as well as grant income:
◦Net income from continuing operations available to common shareholders Outlook range now $6.25 to $7.17 per diluted share (previously $2.98 to $4.69 per diluted share); Current Outlook includes anticipated pre-tax gain of $400 million ($269 million after-tax, or $2.47 per diluted share) associated with the anticipated divestiture of our Miami-area hospitals in Q3’21
◦Adjusted EBITDA Outlook range now $3.150 billion to $3.250 billion (previously $3.000 billion to $3.200 billion), which excludes the projected gain on the sale of the Miami-area hospitals
◦Adjusted diluted earnings per share Outlook range now $5.23 to $5.73 (previously $4.12 to $5.46 per diluted share)

DALLAS — July 21, 2021 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended June 30, 2021 (Q2’21). Tenet’s results for Q2’21 versus the quarter ended June 30, 2020 (Q2’20) and for the six months ended June 30, 2021 (YTD Q2’21) versus the six months ended June 30, 2020 (YTD Q2’20) are as follows:

($ in millions, except per share results)	Q2’21	Q2’20	YTD Q2’21	YTD Q2’20
Net income from continuing operations available to Tenet common shareholders	$120	$88	$217	$182
Net income from continuing operations available to Tenet common shareholders per diluted share	$1.11	$0.83	$2.00	$1.72
Adjusted EBITDA excluding grant income	$810	$209	$1,550	$794
Adjusted EBITDA	$834	$732	$1,611	$1,317
Adjusted diluted earnings per share from continuing operations	$1.59	$1.26	$2.89	$2.54
The table above as well as tables and discussions throughout this earnings release include certain financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-3 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.

“Our second quarter results continue to reflect our long-term strategy and transformation progress, resulting in our ability to adapt and perform on a consistent and sustainable trajectory,” said Ron Rittenmeyer, Executive Chairman and CEO. “We continued to focus our efforts on the expansion of healthcare access in alignment with community need, including investments in high-acuity service lines for patients with chronic conditions and the addition of lower cost ambulatory settings in key locations around the country. We also took steps to further evolve our portfolio and operating model by exiting our urgent care business and entering into an agreement to divest our Miami-area hospital operations, which we anticipate will be completed during the third quarter.”

Rittenmeyer continued, “The cornerstone of our strategy remains our commitment to our four pillars of compliance, quality, service and safety. These have created a strong foundation which we have used to execute the transformational strategy resulting in this continued performance trajectory. And, as with prior quarters, we remain vigilant with COVID-safety protocols and continue to add highly qualified, skilled physicians to our medical staffs, both in our hospitals and ambulatory facilities, as we work to more closely support service line needs in each community we serve. The state of the enterprise today reflects our continuous effort to foster top-quality environments for our patients and the communities we serve, as well as our dedicated professionals, whose continued commitment and hard work is carried out at every corner of the organization.”

COVID-19 Pandemic (COVID)

As previously disclosed, the Company has been experiencing operational and financial challenges associated with COVID. Tenet continues to manage COVID and its impact on operations. COVID cases have come down from peak levels in January 2021 with the roll-out of vaccinations.

Tenet remains committed to the highest standards of safety, with protocols focused on the protection of its patients and employees, including the distribution of COVID vaccines to its caregivers and the public at large. Operational teams monitor real-time data to ensure sufficient staffing, intensive care unit bed capacity and personal protective equipment (PPE). Outpatient facilities are also safely performing elective procedures, and the Company’s hospitals and ambulatory platform continue to follow all state and local guidelines concerning elective care.

The Company’s dedicated focus on strategic cost reduction measures and corporate efficiencies continue to partially mitigate the impact of COVID, including the impact of lost revenues and higher costs related to the pandemic.

Results from Continuing Operations Available to Tenet Common Shareholders

•Net income from continuing operations available to the Company’s common shareholders in Q2’21 was $120 million, or $1.11 per diluted share, versus net income from continuing operations of $88 million, or $0.83 per diluted share, in Q2’20. Q2’21 included COVID-related stimulus grant income of $24 million pre-tax ($18 million after-tax, or $0.17 per diluted share) versus $523 million of pre-tax grant income in Q2’20 ($380 million after-tax or $3.60 per diluted share).
•For YTD Q2’21, the income from continuing operations available to the Company’s common shareholders was $217 million, or $2.00 per diluted share, compared to $182 million, or $1.72 per diluted share, for YTD Q2’20. YTD Q2’21 included COVID-related stimulus grant income of $61 million pre-tax ($46 million after-tax, or $0.43 per diluted share) compared to pre-tax grant income of $523 million in YTD Q2’20 ($380 million after-tax, or $3.60 per diluted share). YTD Q2’20 included a favorable income tax benefit of $88 million ($0.83 per diluted share), substantially all recorded in the first quarter of 2020, related to an increase in the deductibility of interest expense for income tax purposes as a result of the Coronavirus Aid, Relief and Economic Security (CARES) Act.

Adjusted Net Income from Continuing Operations Available to Tenet Common Shareholders

Reconciliations of net income available to Tenet common shareholders to Adjusted net income from continuing operations available to Tenet’s common shareholders are contained in Table #1 at the end of this release.

•Tenet’s Q2’21 Adjusted net income from continuing operations available to its common shareholders was $173 million, or $1.59 per diluted share, compared to $133 million, or $1.26 per diluted share, in Q2’20.
•Tenet’s YTD Q2’21 Adjusted net income from continuing operations available to its common shareholders was $313 million, or $2.89 per diluted share, compared to $268 million, or $2.54 per diluted share, in YTD Q2’20.

Adjusted EBITDA

Reconciliations of net income available to Tenet common shareholders to Adjusted EBITDA are contained in Table #2 at the end of this release.

•Adjusted EBITDA in Q2’21 was $834 million ($810 million excluding $24 million of grant income) compared to $732 million in Q2’20 ($209 million excluding $523 million of grant income).
•For YTD Q2’21, Adjusted EBITDA was $1.611 billion ($1.550 billion excluding $61 million of grant income) compared to $1.317 billion in YTD Q2’20 ($794 million excluding $523 million of grant income).

Q2’21 Events

•On June 16, 2021, the Company announced it had signed a definitive agreement to sell five hospitals and related hospital operations in the Miami-Dade and Southern Broward counties of Florida to Steward Health Care, LLC (Steward). The company’s ambulatory facilities operated by United Surgical Partners International (USPI) in these counties will remain with Tenet. The Company’s Conifer Health Solutions subsidiary will continue to provide revenue cycle management services to the five hospitals following completion of the transaction, which is anticipated to close in the third quarter of 2021.
•On May 18, 2021, the Company announced a private placement of $1.400 billion in aggregate principal amount of newly issued 4.250% senior secured first lien notes maturing in 2029. The Company used the net proceeds from the sale of the notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all of its outstanding 5.125% $1.410 billion senior secured second lien notes due 2025, which will lower future annual cash interest payments by approximately $13 million.
•On April 30, 2021, the Company completed the previously announced sale of its urgent care platform to FastMed for $80 million. The transaction included the sale of 87 CareSpot and MedPost centers, which were previously managed by Tenet’s USPI subsidiary.

Hospital Operations and Other (Hospital) Segment Results

Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, ancillary outpatient facilities, micro-hospitals, imaging centers and physician practices. Effective April 1, 2021, the Company’s imaging centers that were previously operated under USPI were realigned under the Hospital segment.

Hospital segment results ($ in millions)	Q2’21	Q2’20	YTD Q2’21	YTD Q2’20
Revenues
Net operating revenues	$4,095	$3,088	$8,042	$6,922
Grant income	$4	$474	$28	$474
Same-hospital net patient service revenues (a)	$3,749	$2,816	$7,381	$6,334
Same-Hospital Volume Changes versus the Prior-Year Period (a)
Admissions	13.7%	(20.3)%	0.1%	(12.3)%
Adjusted admissions (b)	23.9%	(27.3)%	2.6%	(16.0)%
Outpatient visits (including outpatient ER visits)	70.6%	(41.9)%	19.1%	(23.1)%
Emergency Room visits (inpatient and outpatient)	35.0%	(35.9)%	(2.4)%	(18.6)%
Hospital surgeries	37.0%	(30.2)%	13.0%	(18.7)%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$445	$18	$855	$360
Adjusted EBITDA	$449	$492	$883	$834
(a)    Same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2020 through June 30, 2021. Amounts associated with physician practices are excluded. With the exception of the historical percentage changes presented for Q2’20 and YTD Q2’20, prior period revenues and statistics have been recast to reflect only the continuously operated facilities.
(b)    Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.

Revenues and Volumes
•Net operating revenues (which exclude grant income) in the Hospital segment were $4.095 billion in Q2’21, growth of 32.6 percent from $3.088 billion in Q2’20. The increase in revenues was primarily due to significantly higher volumes given the impact of the pandemic in Q2’20, as well as high patient acuity and pricing yield.
•Same-hospital net patient service revenues were $3.749 billion in Q2’21, growth of 33.1 percent from $2.816 billion in Q2’20.
•Same-hospital net patient service revenue per adjusted admission increased 7.4 percent year-over-year for Q2’21 primarily reflecting continued high patient acuity.

Operating Expenses
Total selected operating expenses in the segment in Q2’21 increased 19.6 percent, or $578 million, from Q2’20 as volume levels rebounded from the onset of the pandemic in the prior year. Selected operating expenses include salaries, wages and benefits, supplies and other operating expenses.

Adjusted EBITDA
Adjusted EBITDA in the segment was $449 million in Q2’21 ($445 million excluding $4 million of grant income) compared to $492 million in Q2’20 ($18 million excluding $474 million of grant income). The Adjusted EBITDA margin excluding grant income was 10.9 percent in Q2’21 compared to 0.6 percent in Q2’20.

Ambulatory Care (Ambulatory) Segment Results

Tenet’s Ambulatory business segment is comprised of the operations of USPI. As of June 30, 2021, USPI had interests in 317 ambulatory surgery centers and 24 surgical hospitals in 31 states. Results for Q2’20, YTD Q2’20 and YTD Q2’21 included USPI’s imaging centers (realigned under the Hospital segment as of April 1, 2021) and its urgent care centers (sold in April 2021). The Company owns 95 percent of USPI.

Ambulatory segment results ($ in millions)	Q2’21	Q2’20	YTD Q2’21	YTD Q2’20
Revenues
Net operating revenues	$664	$368	$1,310	$858
Grant income excluding equity earnings impact	$15	$37	$22	$37
Grant income in equity earnings	$5	$12	$11	$12
Same-facility system-wide net patient service revenues (c)	$1,333	$888	$2,527	$2,008
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases (c)(d)	68.2%	(41.6)%	29.1%	(25.7)%
Same-facility system-wide surgical cases on same-business day basis (c)(d)	68.2%	(41.6)%	30.1%	(26.3)%
Adjusted EBITDA and NCI
Adjusted EBITDA excluding grant income	$275	$118	$519	$274
Adjusted EBITDA	$295	$167	$552	$323
Adjusted EBITDA less facility-level NCI excluding grant income	$176	$78	$336	$178
Adjusted EBITDA less facility-level NCI	$187	$106	$356	$206
Adjusted EBITDA less total NCI excluding grant income (d)	$172	$77	$328	$176
Adjusted EBITDA less total NCI (d)	$182	$104	$347	$203

(c)    Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet (of the 341 facilities at June 30, 2021, the results of 109 were accounted for under the equity method for unconsolidated affiliates). To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities. Prior-period amounts for acquired facilities are included in analyses of same-facility system-wide growth rates.
(d)    Includes volume changes for SurgCenter Development (SCD) facilities acquired in December 2020.

Revenues and Volumes
•The Ambulatory segment produced net operating revenues of $664 million in Q2’21, an increase of 80.4 percent compared to $368 million in Q2’20 primarily reflecting significantly higher volumes given the impact of the pandemic in Q2’20, higher patient acuity, new service line growth and additional revenues associated with the SCD portfolio acquisition completed in December 2020, partially offset by the sale of the urgent care centers and the realignment of the imaging centers under the Company’s Hospital segment in Q2’21.
•Surgical business same-facility system-wide net operating revenues increased 50.1 percent in Q2’21 compared to Q2’20, with cases up 68.2 percent and revenue per case down 10.7 percent. The decline in revenue per case reflects lower acuity cases being deferred in Q2’20 in light of the pandemic.

Adjusted EBITDA
•Segment Adjusted EBITDA of $295 million in Q2’21 ($275 million excluding $20 million of grant income) compared to $167 million in Q2’20 ($118 million excluding $49 million of grant income).
•Adjusted EBITDA less facility-level noncontrolling interest (NCI) in Q2’21 was $187 million ($176 million excluding grant income) compared to $106 million in Q2’20 ($78 million excluding grant income).

Conifer Segment Results

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, healthcare systems, physician practices, employers and other clients.

The Company continues to work on spinning off its Conifer segment. This transaction is expected to both enhance shareholder value and reduce the level of Tenet’s debt through a tax-free debt-for-debt exchange.

Conifer segment results ($ in millions)	Q2’21	Q2’20	YTD Q2’21	YTD Q2’20
Net operating revenues	$319	$305	$629	$637
Adjusted EBITDA	$90	$73	$176	$160

Revenues
During Q2’21, Conifer segment revenues increased 4.6 percent to $319 million, from $305 million in Q2’20, primarily due to client volume improvement versus the prior year and business expansions, partially offset by the previously disclosed revised terms associated with its contract with Tenet hospitals.

Adjusted EBITDA
Conifer generated $90 million of Adjusted EBITDA in Q2’21, up 23.3 percent compared to $73 million in Q2’20. Conifer’s Adjusted EBITDA margin increased to 28.2 percent in Q2’21 compared to 23.9 percent in Q2’20 primarily due to revenue growth and continuing expense discipline.

Balance Sheet, Cash Flows and Liquidity

Balance Sheet Highlights

($ in millions)	June 30, 2021	March 31, 2021	December 31, 2020
Cash and cash equivalents	$2,194	$2,141	$2,446
Accounts receivable days outstanding	55.2	55.8	55.6
Line-of-credit borrowings outstanding	—	—	—
Ratio of net debt plus Medicare advances liability to Adjusted EBITDA (e)	4.17	4.37	4.70
(e)    Net debt is total debt less cash and cash equivalents

•Cash and cash equivalents at June 30, 2021 were $252 million lower than December 31, 2020 reflecting the Company’s early retirement of $478 million of 7 percent debt in the first quarter of 2021.
•In 2020, the Company received approximately $1.5 billion of Medicare advance payments from the Centers for Medicare and Medicaid Services (CMS). Repayment terms for the Medicare advance payments begin 12 months from the provider’s receipt of the advance payments. An interest rate of 4.0 percent will be assessed on any outstanding balances 29 months from the initial advance. The Company began repaying these advance payments in Q2’21 (with approximately $164 million repaid in the quarter) and expects to fully repay the advances before interest starts to accrue in September 2022.
•The Company had no outstanding borrowings on its $1.9 billion line of credit as of June 30, 2021. In April 2021, the Company renewed an additional one-year commitment to continue to increase the borrowing capacity from $1.5 billion to $1.9 billion.
•The Company’s ratio of net debt plus the Medicare advances liability to Adjusted EBITDA was 4.17x at June 30, 2021 compared to 4.37x at March 31, 2021 and 4.70x at December 31, 2020.

Cash flows and liquidity

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

($ in millions)	Q2’21	Q2’20	YTD Q2’21	YTD Q2’20
Net cash provided by operating activities	$245	$2,239	$779	$2,368
Capital expenditures	$(122)	$(106)	$(243)	$(288)
Free cash flow	$123	$2,133	$536	$2,080
Adjusted free cash flow	$157	$2,179	$621	$2,194
Net cash used in investing activities	$(50)	$(85)	$(195)	$(289)
Net cash provided by (used in) financing activities	$(142)	$747	$(836)	$1,173

•The Company produced positive free cash flow of $123 million in Q2’21 and $536 million YTD Q2’21. Free cash flow in the 2020 periods included approximately $2.052 billion of Medicare advance payments and grant funds associated with pandemic stimulus legislation.

Company Outlook

•Reconciliations of Outlook net income available to Tenet common shareholders to Outlook Adjusted EBITDA for the year ending December 31, 2021 (FY 2021) and the quarter ending September 30, 2021 (Q3’21) are contained in Table #4 at the end of this release.
•Reconciliations of Outlook net income available to Tenet common shareholders to Outlook Adjusted net income from continuing operations to common shareholders for FY 2021 and Q3’21 are contained in Table #5 at the end of this release.
•Reconciliations of Outlook net cash provided by operating activities to Outlook free cash flow and Outlook Adjusted free cash flow from continuing operations for FY 2021 are contained in Table #6 at the end of this release.

Tenet’s Outlook for FY 2021 and Q3’21 on a consolidated basis and by segment follows:

CONSOLIDATED ($ in millions except per share amounts)	FY 2021 Outlook (g)	Q3’21 Outlook (g)
Net operating revenues	$19,250 to $19,650	$4,600 to $4,800
Net income from continuing operations available to Tenet common stockholders	$681 to $781	$335 to $375
Adjusted EBITDA	$3,150 to $3,250	$700 to $750
Adjusted EBITDA margin	16.4% to 16.5%	15.2% to 15.6%
Diluted income per common share from continuing operations	$6.25 to $7.17	$3.07 to $3.44
Adjusted net income from continuing operations	$570 to $625	$80 to $115
Adjusted diluted earnings per share from continuing operations	$5.23 to $5.73	$0.73 to $1.06
Equity in earnings of unconsolidated affiliates	$210 to $230	$45 to $55
Depreciation and amortization	$850 to $870	$205 to $215
Interest expense	$935 to $945	$225 to $235
Net income available to NCI	$565 to $585	$135 to $145
Weighted average diluted common shares	~109 million	~109 million
NCI cash distributions	$460 to $480
Effective tax rate (f)	~17%
Net cash provided by operating activities	$1,150 to $1,450
Adjusted net cash provided by operating activities	$1,300 to $1,550
Capital expenditures	$700 to $750
Adjusted free cash flow	$600 to $800
(f)    The effective tax rate is calculated as income tax expense divided by the adjusted pretax income. Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: adjusted pretax income less GAAP NCI expense plus permanent differences, non-deductible interest expense and non-cash NCI expense related to the portion of USPI the Company does not own.
(g) Guidance assumes completion of the pending sale of Miami-area facilities to Steward during Q3’21.

Hospital Segment ($ in millions)	FY 2021 Outlook (g)
Net operating revenues	$15,805 to $16,075
Adjusted EBITDA	$1,575 to $1,645
NCI	$35 to $40
Changes versus FY 2020 (h):
Inpatient admissions	Flat to up 3%
Outpatient visits	Up 13% to 17%
Adjusted admissions	Up 2% to 5%

Ambulatory Segment ($ in millions)	FY 2021 Outlook
Net operating revenues	$2,700 to $2,800
Adjusted EBITDA	$1,225 to $1,245
Total NCI (Facility level and Baylor University Medical Center)	$470 to $480
Adjusted EBITDA less total NCI	$755 to $765
Changes versus FY 2020 (h):
Surgical cases volumes	Up 15% to 20%
Net revenues per surgical case	(2.5%) to 2.5%

Conifer Segment ($ in millions)	FY 2021 Outlook
Net operating revenues	$1,270 to $1,300
Adjusted EBITDA	$350 to $360
NCI	$60 to $65
(h)    Same-hospital basis for hospital statistics; USPI surgical cases on a same-facility system-wide basis

Management’s Webcast Discussion of Results

Tenet management will discuss the Company’s Q2’21 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on July 22, 2021. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on July 21, 2021.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2020, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with 107,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 460 other healthcare facilities, including surgical hospitals, ambulatory surgery centers and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Regina Nethery	Lesley Bogdanow
469-893-2387	469-893-2640
regina.nethery@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures

•Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax (expense) benefit, (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefits, net of reinsurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation (costs) benefits, net of reinsurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Q2’21 Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended June 30,
	2021	%	2020	%	Change
Net operating revenues	$4,954	100.0%	$3,648	100.0%	35.8%
Grant income	19	0.4%	511	14.0%	(96.3)%
Equity in earnings of unconsolidated affiliates	54	1.1%	31	0.8%	74.2%
Operating expenses:
Salaries, wages and benefits	2,280	46.0%	1,864	51.1%	22.3%
Supplies	859	17.4%	611	16.7%	40.6%
Other operating expenses, net	1,054	21.3%	983	26.9%	7.2%
Depreciation and amortization	221	4.5%	206	5.6%
Impairment and restructuring charges, and acquisition-related costs	20	0.4%	54	1.5%
Litigation and investigation costs	22	0.4%	2	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(15)	(0.3)%	(1)	—%
Operating income	586	11.8%	471	12.9%
Interest expense	(235)		(255)
Other non-operating income (expense), net	(1)		2
Loss from early extinguishment of debt	(31)		(4)
Income from continuing operations, before income taxes	319		214
Income tax expense	(61)		(45)
Income from continuing operations, before discontinued operations	258		169
Discontinued operations:
Loss from operations	(1)		—
Loss from discontinued operations	(1)		—
Net income	257		169
Less: Net income available to noncontrolling interests	138		81
Net income available to Tenet Healthcare Corporation common shareholders	$119		$88
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$120		$88
Loss from discontinued operations, net of tax	(1)		—
Net income available to Tenet Healthcare Corporation common shareholders	$119		$88
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.12		$0.84
Discontinued operations	(0.01)		—
	$1.11		$0.84
Diluted
Continuing operations	$1.11		$0.83
Discontinued operations	(0.01)		—
	$1.10		$0.83
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	106,822		104,794
Diluted	108,569		105,578

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Six Months Ended June 30,
	2021	%	2020	%	Change
Net operating revenues	$9,735	100.0%	$8,168	100.0%	19.2%
Grant income	50	0.5%	511	6.2%	(90.2)%
Equity in earnings of unconsolidated affiliates	96	1.0%	59	0.7%	62.7%
Operating expenses:
Salaries, wages and benefits	4,481	46.0%	4,051	49.6%	10.6%
Supplies	1,663	17.1%	1,374	16.8%	21.0%
Other operating expenses, net	2,126	21.8%	1,996	24.4%	6.5%
Depreciation and amortization	445	4.6%	409	5.0%
Impairment and restructuring charges, and acquisition-related costs	40	0.4%	109	1.3%
Litigation and investigation costs	35	0.4%	4	—%
Net gains on sales, consolidation and deconsolidation of facilities	(15)	(0.2)%	(3)	—%
Operating income	1,106	11.4%	798	9.8%
Interest expense	(475)		(498)
Other non-operating income, net	9		3
Loss from early extinguishment of debt	(54)		(4)
Income from continuing operations, before income taxes	586		299
Income tax benefit (expense)	(106)		30
Income from continuing operations, before discontinued operations	480		329
Discontinued operations:
Loss from operations	(1)		(1)
Loss from discontinued operations	(1)		(1)
Net income	479		328
Less: Net income available to noncontrolling interests	263		147
Net income available to Tenet Healthcare Corporation common shareholders	$216		$181
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$217		$182
Loss from discontinued operations, net of tax	(1)		(1)
Net income available to Tenet Healthcare Corporation common shareholders	$216		$181
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$2.04		$1.74
Discontinued operations	(0.01)		(0.01)
	$2.03		$1.73
Diluted
Continuing operations	$2.00		$1.72
Discontinued operations	(0.01)		(0.01)
	$1.99		$1.71
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	106,566		104,574
Diluted	108,317		105,656

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$2,194	$2,446
Accounts receivable	2,643	2,690
Inventories of supplies, at cost	364	368
Assets held for sale	828	140
Other current assets	1,388	1,503
Total current assets	7,417	7,147
Investments and other assets	2,525	2,534
Deferred income taxes	276	325
Property and equipment, at cost, less accumulated depreciation and amortization	6,166	6,692
Goodwill	8,659	8,808
Other intangible assets, at cost, less accumulated amortization	1,522	1,600
Total assets	$26,565	$27,106

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$127	$145
Accounts payable	1,084	1,207
Accrued compensation and benefits	954	942
Professional and general liability reserves	234	243
Accrued interest payable	220	248
Liabilities held for sale	145	70
Contract liabilities	1,055	659
Other current liabilities	1,252	1,333
Total current liabilities	5,071	4,847
Long-term debt, net of current portion	15,091	15,574
Professional and general liability reserves	782	735
Defined benefit plan obligations	459	497
Deferred income taxes	29	29
Contract liabilities - long-term	351	918
Other long-term liabilities	1,579	1,617
Total liabilities	23,362	24,217
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,034	1,952
Equity:
Shareholders’ equity:
Common stock	8	7
Additional paid-in capital	4,854	4,844
Accumulated other comprehensive loss	(277)	(281)
Accumulated deficit	(1,912)	(2,128)
Common stock in treasury, at cost	(2,412)	(2,414)
Total shareholders’ equity	261	28
Noncontrolling interests	908	909
Total equity	1,169	937
Total liabilities and equity	$26,565	$27,106

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Six Months Ended
(Dollars in millions)	June 30,
	2021	2020
Net income	$479	$328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	445	409
Deferred income tax expense (benefit)	48	(49)
Stock-based compensation expense	30	27
Impairment and restructuring charges, and acquisition-related costs	40	109
Litigation and investigation costs	35	4
Net gains on sales, consolidation and deconsolidation of facilities	(15)	(3)
Loss from early extinguishment of debt	54	4
Equity in earnings of unconsolidated affiliates, net of distributions received	10	(39)
Amortization of debt discount and debt issuance costs	17	20
Pre-tax loss from discontinued operations	1	1
Other items, net	(22)	(3)
Changes in cash from operating assets and liabilities:
Accounts receivable	(101)	317
Inventories and other current assets	56	44
Income taxes	25	14
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(232)	1,209
Other long-term liabilities	(6)	90
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(85)	(114)
Net cash provided by operating activities	779	2,368
Cash flows from investing activities:
Purchases of property and equipment	(243)	(288)
Purchases of businesses or joint venture interests, net of cash acquired	(64)	(56)
Proceeds from sales of facilities and other assets	124	12
Proceeds from sales of marketable securities, long-term investments and other assets	18	35
Purchases of marketable securities and equity investments	(19)	(10)
Other items, net	(11)	18
Net cash used in investing activities	(195)	(289)
Cash flows from financing activities:
Repayments of borrowings under credit facility	—	(740)
Proceeds from borrowings under credit facility	—	740
Repayments of other borrowings	(2,012)	(229)
Proceeds from other borrowings	1,409	1,312
Debt issuance costs	(15)	(22)
Distributions paid to noncontrolling interests	(212)	(100)
Proceeds from sale of noncontrolling interests	12	5
Purchases of noncontrolling interests	(5)	—
Proceeds from exercise of stock options and employee stock purchase plan	9	5
Medicare advances and grants received by unconsolidated affiliates, net of recoupment	6	142
Other items, net	(28)	60
Net cash provided by (used in) financing activities	(836)	1,173
Net increase (decrease) in cash and cash equivalents	(252)	3,252
Cash and cash equivalents at beginning of period	2,446	262
Cash and cash equivalents at end of period	$2,194	$3,514
Supplemental disclosures:
Interest paid, net of capitalized interest	$(486)	$(465)
Income tax payments, net	$(34)	$(5)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30,		June 30,
	2021	2020	2021	2020
Net operating revenues (1) :
Hospital Operations and other (prior to inter-segment eliminations)	$4,095	$3,088	$8,042	$6,922
Ambulatory Care	664	368	1,310	858
Conifer
Tenet	124	113	246	249
Other clients	195	192	383	388
Total Conifer revenues	319	305	629	637
Inter-segment eliminations	(124)	(113)	(246)	(249)
Total	$4,954	$3,648	$9,735	$8,168

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$5	$(4)	$9	$(2)
Ambulatory Care	49	35	87	61
Total	$54	$31	$96	$59

Adjusted EBITDA (including grant income):
Hospital Operations and other	$449	$492	$883	$834
Ambulatory Care	295	167	552	323
Conifer	90	73	176	160
Total	$834	$732	$1,611	$1,317

Adjusted EBITDA margins (including grant income):
Hospital Operations and other	11.0%	15.9%	11.0%	12.0%
Ambulatory Care	44.4%	45.4%	42.1%	37.6%
Conifer	28.2%	23.9%	28.0%	25.1%
Total	16.8%	20.1%	16.5%	16.1%

Adjusted EBITDA margins (excluding grant income):
Hospital Operations and other	10.9%	0.6%	10.6%	5.2%
Ambulatory Care	41.4%	32.1%	39.6%	31.9%
Conifer	28.2%	23.9%	28.0%	25.1%
Total	16.4%	5.7%	15.9%	9.7%

Capital expenditures:
Hospital Operations and other	$90	$90	$200	$257
Ambulatory Care	27	10	35	21
Conifer	5	6	8	10
Total	$122	$106	$243	$288

(1) Net operating revenues include the impact of implicit price concessions and bad debts

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2021
(Unaudited)

(Dollars in millions except per share amounts)	2021
	Q2	YTD
Net income available to Tenet Healthcare Corporation common shareholders	$119	$216
Net loss from discontinued operations	(1)	(1)
Net income from continuing operations	120	217
Less: Impairment and restructuring charges, and acquisition-related costs	(20)	(40)
Litigation and investigation costs	(22)	(35)
Net gains on sales, consolidation and deconsolidation of facilities	15	15
Loss from early extinguishment of debt	(31)	(54)
Tax impact of above items	5	18
Adjusted net income available from continuing operations to common shareholders	$173	$313

Diluted earnings per share from continuing operations	$1.11	$2.00
Less: Impairment and restructuring charges, and acquisition-related costs	(0.18)	(0.37)
Litigation and investigation costs	(0.20)	(0.32)
Net gains on sales, consolidation and deconsolidation of facilities	0.14	0.14
Loss from early extinguishment of debt	(0.29)	(0.50)
Tax impact of above items	0.05	0.16
Adjusted diluted earnings per share from continuing operations	$1.59	$2.89

Weighted average basic shares outstanding (in thousands)	106,822	106,566
Weighted average dilutive shares outstanding (in thousands)	108,569	108,317

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2020
(Unaudited)

(Dollars in millions except per share amounts)	2020
	Q2	YTD
Net income available to Tenet Healthcare Corporation common shareholders	$88	$181
Net loss from discontinued operations	—	(1)
Net income from continuing operations	88	182
Less: Impairment and restructuring charges, and acquisition-related costs	(54)	(109)
Litigation and investigation costs	(2)	(4)
Net gains on sales, consolidation and deconsolidation of facilities	1	3
Loss from early extinguishment of debt	(4)	(4)
Tax impact of above items	14	28
Adjusted net income available from continuing operations to common shareholders	$133	$268

Diluted earnings per share from continuing operations	$0.83	$1.72
Less: Impairment and restructuring charges, and acquisition-related costs	(0.51)	(1.03)
Litigation and investigation costs	(0.02)	(0.04)
Net gains on sales, consolidation and deconsolidation of facilities	0.01	0.03
Loss from early extinguishment of debt	(0.04)	(0.04)
Tax impact of above items	0.13	0.26
Adjusted diluted earnings per share from continuing operations	$1.26	$2.54

Weighted average basic shares outstanding (in thousands)	104,794	104,574
Weighted average dilutive shares outstanding (in thousands)	105,578	105,656

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA for 2021
(Unaudited)

(Dollars in millions)	2021
	Q2	YTD
Net income available to Tenet Healthcare Corporation common shareholders	$119	$216
Less: Net income available to noncontrolling interests	(138)	(263)
Loss from discontinued operations, net of tax	(1)	(1)
Income from continuing operations	258	480
Income tax expense	(61)	(106)
Loss from early extinguishment of debt	(31)	(54)
Other non-operating income (expense), net	(1)	9
Interest expense	(235)	(475)
Operating income	586	1,106
Litigation and investigation costs	(22)	(35)
Net gain on sales, consolidation and deconsolidation of facilities	15	15
Impairment and restructuring charges, and acquisition-related costs	(20)	(40)
Depreciation and amortization	(221)	(445)
Adjusted EBITDA	$834	$1,611

Net operating revenues	$4,954	$9,735

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.4%	2.2%

Adjusted EBITDA as a % of Net operating revenues (Adjusted EBITDA margin)	16.8%	16.5%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA for 2020
(Unaudited)

(Dollars in millions)	2020
	Q2	YTD
Net income available to Tenet Healthcare Corporation common shareholders	$88	$181
Less: Net income available to noncontrolling interests	(81)	(147)
Loss from discontinued operations, net of tax	—	(1)
Income from continuing operations	169	329
Income tax (expense) benefit	(45)	30
Loss from early extinguishment of debt	(4)	(4)
Other non-operating income, net	2	3
Interest expense	(255)	(498)
Operating income	471	798
Litigation and investigation costs	(2)	(4)
Net gains on sales, consolidation and deconsolidation of facilities	1	3
Impairment and restructuring charges, and acquisition-related costs	(54)	(109)
Depreciation and amortization	(206)	(409)
Adjusted EBITDA	$732	$1,317

Net operating revenues	$3,648	$8,168

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.4%	2.2%

Adjusted EBITDA as a % of Net operating revenues (Adjusted EBITDA margin)	20.1%	16.1%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2021
	Q2	YTD
Net cash provided by operating activities	$245	$779
Purchases of property and equipment	(122)	(243)
Free cash flow	$123	$536

Net cash used in investing activities	$(50)	$(195)
Net cash used in financing activities	$(142)	$(836)

Net cash provided by operating activities	$245	$779
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(34)	(85)
Adjusted net cash provided by operating activities from continuing operations	279	864
Purchases of property and equipment	(122)	(243)
Adjusted free cash flow – continuing operations	$157	$621

(Dollars in millions)	2020
	Q2	YTD
Net cash provided by operating activities	$2,239	$2,368
Purchases of property and equipment	(106)	(288)
Free cash flow	$2,133	$2,080

Net cash used in investing activities	$(85)	$(289)
Net cash provided by financing activities	$747	$1,173

Net cash provided by operating activities	$2,239	$2,368
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(46)	(114)
Adjusted net cash provided by operating activities from continuing operations	2,285	2,482
Purchases of property and equipment	(106)	(288)
Adjusted free cash flow – continuing operations	$2,179	$2,194

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q3’21		FY 2021
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$335	$375	$681	$781
Less: Net income available to noncontrolling interests	(135)	(145)	(565)	(585)
Income tax expense	(160)	(175)	(325)	(360)
Interest expense	(235)	(225)	(945)	(935)
Loss from early extinguishment of debt(1)	—	—	(54)	(54)
Other non-operating income, net	—	5	10	20
Net gains on sales, consolidation and deconsolidation of facilities(2)	400	400	415	415
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(3)	(30)	(20)	(150)	(100)
Depreciation and amortization	(205)	(215)	(850)	(870)
Loss from divested and closed businesses	—	—	(5)	—
Adjusted EBITDA	$700	$750	$3,150	$3,250

Net operating revenues	$4,600	$4,800	$19,250	$19,650
Net income available to Tenet Healthcare Corporation common shareholders as a % of operating revenues	7.3%	7.8%	3.5%	4.0%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	15.2%	15.6%	16.4%	16.5%

(1)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company’s actual year-to-date results for this item.
(2)    The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook. However, the Company has provided an estimate for the anticipated gain on the sale of its Miami-area hospitals in Q3’21 and the actual year-to-date results for this item.
(3)    The Company has provided an estimate of restructuring charges and related payments it anticipates in 2021. The figures shown represent the Company’s estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q3’21		FY 2021
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$335	$375	$681	$781
Net income from discontinued operations, net of tax	—	—	—	—
Net income from continuing operations	335	375	681	781
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(30)	(20)	(150)	(100)
Net gains on sales, consolidation and deconsolidation of facilities(2)	400	400	415	415
Loss from early extinguishment of debt(3)	—	—	(54)	(54)
Loss from divested and closed businesses	—	—	(5)	—
Tax impact of above items	(115)	(120)	(95)	(105)
Noncontrolling interests impact of above items	—	—	—	—
Adjusted net income available from continuing operations to common shareholders	$80	$115	$570	$625

Diluted earnings per share from continuing operations	$3.07	$3.44	$6.25	$7.17
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.28)	(0.19)	(1.37)	(0.91)
Net gains on sales, consolidation and deconsolidation of facilities	3.67	3.67	3.81	3.81
Loss from early extinguishment of debt	—	—	(0.50)	(0.50)
Loss from divested and closed businesses	—	—	(0.05)	—
Tax impact of above items	(1.05)	(1.10)	(0.87)	(0.96)
Noncontrolling interests impact of above items	—	—	—	—
Adjusted diluted earnings per share from continuing operations	$0.73	$1.06	$5.23	$5.73

Weighted average basic shares outstanding (in thousands)	107,000	107,000	107,000	107,000
Weighted average dilutive shares outstanding (in thousands)	109,000	109,000	109,000	109,000

(1)    The Company has provided an estimate of restructuring charges it anticipates in 2021. The figures shown represent the Company’s estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2)    The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook. However, the Company has provided an estimate for the anticipated gain on the sale of its Miami-area hospitals in Q3’21 and the actual year-to-date results for this item.
(3)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company’s actual year-to-date results for this item.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2021
	Low	High
Net cash provided by operating activities	$1,150	$1,450
Purchases of property and equipment – continuing operations	(700)	(750)
Free cash flow – continuing operations	$450	$700

Net cash provided by operating activities	$1,150	$1,450
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(150)	(100)
Adjusted net cash provided by operating activities – continuing operations	1,300	1,550
Purchases of property and equipment – continuing operations	(700)	(750)
Adjusted free cash flow – continuing operations(2)	$600	$800
(1)    The Company has provided an estimate of restructuring related payments it anticipates in 2021. The figures shown represent the Company’s estimate for restructuring payments plus the actual year-to-date payments for acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2)    The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.